Exhibit 5.1

633 Seventeenth Street, Suite 3000, Denver, CO 80202-3622

Telephone:  303.297.2900   Fax:  303.298.0940   www.shermanhoward.com

July 15, 2019

StarTek, Inc.

Carrara Place

4th Floor Suite 485

6200 South Syracuse Way

Greenwood Village, Colorado 80111

Re:          StarTek, Inc. Form S-3 Registration Statement

Ladies and Gentleman:

Reference is made to the registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 15, 2019 (the “Registration Statement”) by StarTek, Inc., a Delaware corporation (the “Company”) under the Securities Act of 1933, as amended (the “Act”).  The prospectus (the “Prospectus”) that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, covers the offering and issuance from time to time by the Company of up to $100,000,000 aggregate offering price of the following:

•                                    shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”);

•                                    warrants to purchase shares of Common Stock (the “Warrants”); and

•                                    rights to purchase shares of Common Stock (the “Rights”).

The Common Stock, the Warrants and the Rights are collectively referred to herein as the “Securities.”  The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance, sale and delivery, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock is an amount that is not less than the par value of the Common Stock.

Based on the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             With respect to the Common Stock offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Common Stock: (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of Directors of the Company has duly adopted in accordance with the Certificate of Incorporation and Bylaws (as such terms are defined below) and the DGCL (as defined below) final resolutions authorizing the terms of and the issuance and sale of the Common Stock as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the shares of Common Stock and the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation (the “Certificate of Incorporation”), and Bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) all conditions for delivery of the Common Stock established by the authorization of the Company’s Board of Directors described in clause (ii) above have been met; (v) the certificates, if any, for the Common Stock have been duly executed by the Company and countersigned by the transfer agent therefor; and (vi) the shares of Common Stock (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any; then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus

Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Rights or Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and non-assessable.

2.             With respect to the Rights or Warrants offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Rights or Warrants (i) the Registration Statement and any required post-effective amendment thereto have all become effective under the Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board of Directors of the Company has duly adopted in accordance with the Certificate of Incorporation and Bylaws and the DGCL final resolutions authorizing the terms of and the issuance and sale of the Rights or Warrants, as applicable, as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the Rights or Warrants, as applicable, do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Rights or Warrants, as applicable, are duly executed by the Company and countersigned by the warrant agent or rights agent, as applicable, all conditions for delivery of the Rights or Warrants, as applicable, established by the authorization of the Company’s Board of Directors described in clause (ii) above have been met and the Rights or Warrants, as applicable, are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization and in accordance with the applicable underwriting or other agreement; and (v) the conditions in the applicable warrant agreement or rights agreement, as applicable, have been satisfied; the Rights or Warrants, as applicable, will be binding obligations of the Company.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that the other party under the warrant agreement for any of the Warrants or under the subscription rights agreement for any of the Rights, namely, the warrant agent or the rights agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such warrant agreement or  subscription rights agreement, as applicable; that such warrant agreement or subscription rights agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement or subscription rights agreement,  as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement or subscription rights agreement, as applicable.

We express no opinion as to the laws other than the General Corporation Law of the State of Delaware (including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws) (the “DGCL”). We express no opinion with respect to the blue sky securities laws of any state, including Delaware.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Sincerely,

/s/ Sherman & Howard L.L.C.